Registration Statement No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0530289
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

PURE Bioscience 1725 Gillespie Way El Cajon, CA 92020 (619) 596-8600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Michael L. Krall President and Chief Executive Officer 1725 Gillespie Way El Cajon, CA 92020 (619) 596-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott M. Stanton
R. Matthew Steiner
Morrison & Foerster LLP
12531 High Bluff Drive
San Diego, CA 92130-2040

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒     Registration 333-158555

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering	Amount of Registration
Securities To Be Registered	Registered	per Unit	Price	Fee
Common Stock, par value $0.01	(2)	(3)	(3)	(1)
Preferred Stock, par value $0.01	(2)	(3)	(3)	(1)

Warrants	(2)	(3)	(3)	(1)
Units	(2)	(3)	(3)	(1)
Total	(2)		$1,078,603	$125.23 (4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and/or preferred stock, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $1,078,603. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
Represents only the additional amount of securities being registered.  Does not include the securities that the Registrant previously registered on the registration statement on Form S-3 (Registration No. 333-158555).

(4)
Represents the registration fee only for the additional number of shares being registered.  A filing fee of $837 was previously paid for the securities that the Registrant previously registered on the registration statement on Form S-3 (Registration No. 333-158555).

      The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to increase the dollar amount of securities registered under the registration statement on Form S-3 (Registration No. 333-158555) declared effective on May 8, 2009 (the “Initial Registration Statement”), and subsequently amended by Post-Effective Amendment No. 1 to Form S-3 declared effective on March 30, 2011, by $1,078,603 pursuant to Rule 462(b) of the Securities Act of 1933, as amended.  The amount is less than 20% of the amount that remained available for issuance under the Initial Registration Statement as of the time of the final takedown.  In accordance with Rule 462(b), this registration statement incorporates by reference the Initial Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.   Exhibits.

Exhibit Number	Description of the Document

5.1	*	Opinion of Morrison & Foerster LLP

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	(1)	Power of Attorney

(1)	Previously filed on the signature page to the Post Effective Amendment to Form S-3 registration statement, filed with the SEC on March 25, 2011 (SEC File #333-158555).

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, State of California, on April 29, 2011.

PURE BIOSCIENCE, INC.

By:	/s/ Michael L. Krall

Michael L. Krall
President, Chairman, Chief Executive Officer (Principal Executive Officer)
Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
April 29, 2011

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
*	Director	April 29, 2011
Gregory Barnhill

*	Director	April 29, 2011
Dennis Brovarone

*	Director	April 29, 2011
John J. Carbone, M.D.

*	President, Chairman, Director, Chief Executive Officer (Principal Executive Officer) and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2011
Michael L. Krall

*	Director	April 29, 2011
Paul V. Maier

*	Executive Vice President and Director	April 29, 2011
Donna Singer

By: /s/ Michael L. Krall
       Michael L. Krall
      Attorney in Fact
      April 29, 2011

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EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	*	Opinion of Morrison & Foerster LLP

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	(1)	Power of Attorney

(1)	Previously filed on the signature page to the Post Effective Amendment to Form S-3 registration statement, filed with the SEC on March 25, 2011 (SEC File #333-158555).

*	Filed herewith.

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